Exhibit 10.12

SENIOR UNSECURED promissory note

December 21, 2022

1. Payment Obligation.

(a) For value received, the undersigned, Nexcella, Inc. (formerly Immix Biopharma Cell Therapy Inc.), a Delaware corporation (the “Borrower” or the “Company”), unconditionally promises to pay to the order of Immix Biopharma Inc., a Delaware corporation (the “Lender”) the principal amount of $2,112,963 ($2,112,963) as of December 31, 2022, plus the aggregate unpaid principal amount of all additional Advances (as defined below) made by the Lender (collectively, the “Principal Amount”), together with all accrued interest on such Principal Amount in accordance with the terms of this senior unsecured promissory note (including all Exhibits hereto, this “Note”), in lawful money of the United States of America. The Principal Amount and all accrued interest on this Note shall be due and immediately payable on the Maturity Date (as defined below).

(b) Unless otherwise expressly provided in this Agreement, all payments shall be applied first, to interest accrued on the Principal Amount made under this Agreement and second, to the payment of principal of the Principal Amount made under this Agreement.

2. Advances. Subject to the terms and conditions hereof, the Borrower may from time to time request advances (each, an “Advance”) from the Lender, which Advances shall include direct advances of funds to be made by the Lender to the Borrower, payments to be made by the Lender on behalf the Borrower, and the deferral of amounts payable by the Borrower to the Lender pursuant to that certain Management Services Agreement, dated as of December 8, 2022 (as amended from time to time, the “Management Services Agreement”), by and between the Borrower and the Lender. The Lender may, but is not obligated to, make each Advance requested by the Borrower available to Borrower in accordance with the terms hereof. The Lender is authorized to record on the grid attached hereto as Exhibit A each Advance made to the Borrower. The entries made by the Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Lender to record any Advance, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) all Advances in accordance with the terms of this Agreement.

3. Interest Rate. Interest shall accrue on the unpaid Principal Amount of this Note at an annual rate of 7.875%. Interest on the Note shall compound monthly, and shall be calculated on the basis of a 360-day year consisting of twelve 30-day months

4. Maturity Date. Unless repaid sooner in accordance with the terms of this Note, the entire unpaid Principal Amount of this Note, plus all accrued but unpaid interest thereon, shall be due and payable in full on January 31, 2030 (the “Maturity Date”).

5. Prepayments. The Borrower may not prepay any portion of the Principal Amount or interest due or to become due pursuant to this Note under any circumstances without the prior written consent of the Lender.

6. Conversion. At any time until all amounts due under this Note have been paid in full, the Principal Amount of this Note and accrued but unpaid interest thereon may be converted, in whole or in part, into shares of common stock, par value $0.001, of the Borrower (“Common Stock”) at the option of the Lender (“Conversion Shares”), at any time and from time to time, in each case in accordance with the terms and conditions described on Exhibit B hereto; provided, that, unless waived by the Lender in accordance with Exhibit B, this Note shall automatically convert immediately prior to the Conversion Triggers (as defined in Exhibit B). With respect to voluntary conversions of this Note by the Lender, the Lender shall effect such conversions by delivering to the Borrower a written notice of conversion (each, a “Notice of Conversion”), specifying therein the portion of the Principal Amount of this Note to be converted, the accrued and unpaid amount of interest thereon and the date on which such conversion shall be effected (such date, the “Conversion Date”). Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Note in an amount equal to the applicable conversion amount. The Lender, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the outstanding Principal Amount of this Note may be less than the amount stated on the face hereof.

7. Other Provisions.

(a) The parties acknowledge and agree that each Advance hereunder, and interest thereon, will constitute senior unsecured obligations of the Borrower.

(b) This Note is governed by and is to be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

(c) This Note may be assigned, transferred, or negotiated by the Lender at any time, without notice to or the consent of the Borrower. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Lender. Notwithstanding the foregoing, the Borrower may assign this Note to an acquirer or successor in interest in connection with a Sale of the Company (as such term is defined in the Borrower’s shareholder agreement) without the prior written consent of the Lender, provided that the Borrower provides the Lender with written notice of any such assignment.

(d) The Borrower hereby waives diligence, presentment for payment, demand, notice of dishonor or protest. No delay or failure by the lender to exercise any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

NEXCELLA, INC.

By:
Name:
Title:

[SENIOR UNSECURED PROMISSORY NOTE]

Exhibit A To The Senior Unsecured Promissory Note
Advances and Payments

Date	Amount Advanced	Purpose	Amount of Principal Repaid	Remaining Unpaid Principal Amount

Exhibit B To The Senior Unsecured Promissory Note
Conversion Mechanics

1. Conversion Price. The conversion price in effect on any Conversion Date shall be equal to two dollars ($2.00) per share of Common Stock, subject to adjustment as hereafter provided (the “Conversion Price”).

2. Adjustments to Conversion Price.

(a) If the outstanding shares of Common Stock at any time while the Note remains outstanding shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Conversion Price in effect immediately prior to such subdivision or split or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be) shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse split into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased.

(b) Unless such conversion is waived by the Lender, (i) immediately prior to any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 2(a) of this Exhibit B, above or which solely affects the par value of such shares of Common Stock), (ii) immediately prior to the Borrower entering into a transaction or series of transactions with a special purpose acquisition company whereby any class of securities of the Borrower or of its successor or any affiliate of the Borrower or its successor is publicly traded or listed on a securities exchange, securities market or quotation system (such transaction or series of transactions, a “SPAC Transaction”), (iii) immediately prior to any other merger or consolidation of the Borrower with or into another corporation (other than a consolidation or merger in which the Borrower is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), (iv) immediately prior to any sale or conveyance to another corporation or entity of the property of the Borrower as an entirety or substantially as an entirety in connection with which the Borrower is dissolved (clauses (i) to (iv), collectively, the “Conversion Triggers”), or (v) such other time as determined by the Lender in its sole discretion, the Lender shall receive upon the conversion hereof, for the same aggregate Conversion Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, SPAC Transaction, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of Common Stock of the Borrower obtainable upon conversion of the Note immediately prior to such event. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

3. Mechanics of Conversion.

(a) Conversion Shares Issuable Upon a Conversion. Subject to the terms of the Note, the number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Principal Amount plus any earned or accrued, but unpaid interest thereon of the Note to be converted by (y) the Conversion Price.

(b) Delivery of Certificate Upon Conversion. Not later than two (2) business days after each Conversion Date (the “Share Delivery Date”), the Borrower shall deliver, or cause to be delivered, to the Lender a certificate or certificates representing the Conversion Shares to which the Lender is entitled. If the Conversion Shares have been registered for resale under the federal securities laws pursuant to a current and effective registration statement, or if the Conversion Shares may be resold pursuant to an exemption from registration under the federal securities laws without current public information and without volume or manner of sale limitations, the certificates for the Conversion Shares shall not bear a restrictive legend, and the Conversion Shares to which the Lender shall be entitled may be delivered electronically through DTC or another established clearing corporation performing similar functions, unless the Borrower or its transfer agent does not have an account with DTC and/or is not participating in the DTC Fast Automated Securities Transfer Program. If the Conversion Shares are delivered by physical certificate, the Borrower shall issue and deliver such certificate or certificates, registered in the name of the Lender or its designee, for the number of Conversion Shares to which the Lender shall be entitled, to the address specified in the Notice of Conversion. If the conditions set forth in this paragraph for issuing the Conversion Shares without a restrictive legend are not met, the physical certificate or book entry position evidencing the Conversion Shares shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Obligation Absolute. The Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of the Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other person of any obligation to the Borrower or any violation or alleged violation of law by the Lender or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Lender. In the event the Lender shall elect to convert any or all of the outstanding Principal Amount of the Note, the Borrower may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to the Lender, restraining and or enjoining conversion of all or part of the Note shall have been sought. If the injunction is not granted, the Borrower shall promptly comply with all conversion obligations herein.

(d) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Note. As to any fraction of a share which the Lender would otherwise be entitled to purchase upon such conversion, the Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.